Initials Employer: AM Initials Employee: PB
Exhibit 10.29
EMPLOYMENT AGREEMENT
The undersigned parties:
CRH Nederland B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the Dutch law, having its statutory seat (zetel)
in Rijswijk, the Netherlands, and its business address at De Klencke 10-12, 1083 HL
Amsterdam, the Netherlands and registered with the Chamber of Commerce under number
28068878 (“the Employer” or “the Company”)
and
Mr. P.J. Buckley, date of birth [*****], living at [*****], hereinafter “The Employee”
declare to have agreed as follows:
This Agreement records the terms on which the Employee will serve as President – CRH Europe.
Interpretation
In this Agreement (and any schedules to it):
“Manager” means the Chief Operating Officer of CRH plc for the time being;
“Employment” means the employment governed by this Agreement;
“Group Company” means any company affiliated to Employer (including subsidiaries) and
“Group Companies’ will be interpreted accordingly;
“Group” means the Company together with all other Group Companies;
“Termination Date” means the date on which the Employment terminates.
1.Date of Employment, Appointment of Duties, and Working hours of the Employee
1.1.The Employee shall enter into an employment agreement with the Employer in the position of
President – CRH Europe and is a member of the Group Leadership Team (GLT) effective as of 1 January 2024.
1.2.Based on prior employment of the Employee for CRH Group and/or one or more of its subsidiaries/affiliated companies, the start date of employment remains 25 March 2009.
a.This agreement supersedes all previous agreements between the Employee and the
Employer and between the Employee and any subsidiaries/affiliated companies. After this agreement is signed, the Employee and the Employer can no longer derive any rights from agreements which have been superseded herewith.
b.This agreement constitutes the entire employment agreement between the Employee and the Employer. The Employee is not employed by any subsidiaries/affiliated companies of the Employer.
Initials Employer: AM Initials Employee: PB
1.3.The Employee shall perform to the best of Employee’s abilities all duties in connection with the business of the Employer and shall act in accordance with the instructions issued by or on behalf of the Employer.
1.4.The agreed working hours are 40 per week.
1.5.The Employee will:
a.subject as provided for in clause 16.1, devote all of his working time, attention and skill to the Employment;
b.carry out such duties as may be assigned to him by the Manager from time to time;
c.properly perform his duties and exercise his powers;
d.comply with all applicable rules, policies and regulations issued by the Company from time to time;
e.obey the reasonable and lawful directions of the Manager; and
f.use his best endeavours to promote the interests and reputation of every Group
Company.
1.6.The Employee accepts that the Company may require him to perform duties for any other
Group Company, for part of his working time. In performing those duties, clause 1.5. (d) will apply as if references to the Company are to the appropriate Group Company. The Company will remain responsible for the payments and benefits the Employee is entitled to receive under this Agreement.
1.7.The Employee will keep the Manager fully informed of the discharge of his duties in a prompt and timely manner. The Employee will provide information to the Manager in writing if requested.
2.Work Location
2.1.The work location of the Employee shall be the office of the Employer in Amsterdam, the
Netherlands.
2.2.The Employee accepts the right of the Employer to temporarily or permanently move the workplace to another location. Unless the workplace moves to another country, the Employee is obliged to follow suit. In case of a move abroad, the Employee will be offered the possibility to move.
2.3.The Employee will be exclusively tax resident of the Netherlands for the duration of this employment agreement, unless and until explicitly agreed with the Employer.
2.4.Where the Employee travels and works outside the Netherlands for more than 30 days in a calendar year (or such other period as advised to him in writing by Manager) he shall keep a travel calendar indicating the days travelled outside of the Netherlands and produce this to the
Company on request.
2.5.The Employer recognises that travel for the purposes of your employment can give rise to additional tax and social security requirements for both you and the Employer. The Employer’s goal is to make your cross-border experience as smooth as possible and to assist you with any tax or social security related matters where needed. As an employee who travels at the request of the Employer, all tax and social security compliance requirements will be met by the Employer and you will not pay any more tax on your employment income than you would have paid if you continued to work solely in your home country (Netherlands) of employment.
You are responsible for your own tax on salary, bonus and any home country benefits, however, you are protected from cash-flow implications of dual payroll requirements and excess tax liabilities over your stay at home position on employment income. In the event it is determined that a tax liability in respect of employment income has arisen in a country where you have been travelling to at the request of the Employer, the Employer will arrange to pay
Initials Employer: AM Initials Employee: PB
the tax liability due. You will then arrange to reimburse CRH the corresponding refund that will be received through the filing of your home country tax return, as indicated by the CRH authorised tax vendor. Any tax liability (including any penalties and interest thereon) which is not related to your employment income shall remain your sole liability.
3.Duration of the Agreement and Trial Period
3.1.The employment agreement shall be entered into for an indefinite period.
3.2.There is no trial period applicable.
4.Suspensive Condition: work / residence permit
4.1.The Employee must be a EU citizen or have a valid Dutch work permit and/or residence permit, before the employment commences, as well as during the full duration of the employment. Where applicable the Employer shall apply for and sponsor the permit. The
Employee has the duty to inform the Employer of any relevant information that might impact his/her legal residence/work permission/tax position. This information obligation is including, but not limited to change in residence, change in work pattern, change in family situation, not meeting legal thresholds, change in criminal record.
5.Salary and Benefits
5.1.Based on a fulltime employment the base salary of the Employee will amount to €810,000 gross per annum including 8% holiday allowance and will be paid in twelve monthly instalments. Salary will be paid monthly in arrears and will accrue from day to day. The
Employee’s basic salary will be reviewed annually, such review not to result in a basic salary lower than the salary in the previous year unless otherwise agreed with the Employee. Any benefit in kind tax liability arising on benefits provided to the Employee under this agreement shall be a matter for the Employee.
5.2.The basic salary referred to in clause 5.1 includes director’s fees from Group Companies and any other companies in which the Employee is required to accept a directorship under the terms of this Employment. To achieve this:
a.the Employee will repay any fees he receives to the Company; or
b.his salary will be reduced by the amount of those fees; or
c.combination of the methods set out in clauses 5.2(a) and 5.2(b) will be applied.
5.3.In addition to the base salary the Employee will be considered for a discretionary variable bonus amounting to a maximum of 175% of the annual base salary, with a target of 87.5%, which will be tied to performance targets set from time to time and to the achievement of agreed personal objectives. As a GLT member 25% of your annual bonus will be delivered in deferred shares which normally vest after 3 years from the date of grant subject to the terms of the grant. Any bonus will be paid to the Employee less any deductions which the Company is required by law to make and may be refundable in circumstances determined by the company. A condition for pay-out is that the Employee is still employed by the Employer in the month of the following calendar year in which the bonus is customary paid. No right can be claimed to receive a bonus in the future.
5.4.The Employee will be provided with housing in Amsterdam at an acceptable standard. The housing budget will be agreed under separate cover.
5.5.The Employee will be eligible to participate in the CRH 2014 Performance Share Plan (“the
Plan”) in accordance with the rules of that plan.
5.6.The Employee will be covered by the Group’s Directors and Officers liability insurance on the same basis as other senior executives.
Initials Employer: AM Initials Employee: PB
5.7.The Company will refund to the Employee all reasonable expenses properly incurred by him in performing his duties under this Agreement, provided that these are incurred in accordance with Company expenses policy from time to time. The Company will require the Employee to produce receipts or other supporting documents as proof that he has incurred any expenses he claims. If the Employee is provided with a credit or charge card by the Company, this must only be used for expenses which he incurs in performing the duties of the Employment.
6.Overtime
6.1.The Employee, on signing this employment agreement, is aware that the Employee will have to sometimes perform work outside the working hours as referred to in article 1.4 without the
Employee being entitled to additional compensation in this regard.
7.Vacations
7.1.In case of a fulltime employment agreement the Employee shall be entitled to 30 days’ holiday per calendar year. If the Employee works part time and/or enters or leaves the employ in the course of a calendar year this entitlement will be calculated proportionally. The Employee shall enjoy the holidays in consultation with and after approval of the Employer.
8.Car policy
8.1.For the performance of duties, the Employer will provide Employee with a Company Car/or another mobility type in accordance with the latest car policy (“Autoregeling”).
8.2.The Employee will receive a basic car allowance of €20,000 gross per annum (less any deductions which the Company is required by law to make), payable monthly together with the
Employee’s normal salary payment.
9.Sickness
9.1.In the event of sickness as defined in article 7:629 of the Dutch Civil code, the Employee shall notify the Employer as soon as possible. The Employee shall observe the Employer’s policy pertaining to sickness as determined and stated in the “Personeelshandboek CRH Nederland
BV”.
9.2.In the event of sickness, the Employer shall from the first day of sickness pay the Employee
100% of the base salary and holiday allowance as defined in article 5.1 up to a maximum of
52 weeks. The above applies, however, only if and to the extent that pursuant to the requirements of article 7:629 of the Dutch Civil Code, the Employer is under the obligation to pay salary. Should the sickness continue after this period of 52 weeks, the Employer shall thereupon (to a maximum of – once again – 52 weeks) pay the Employee 70% of the base salary and holiday allowance.
9.3.The Employee shall not be entitled to the salary payment referred to in paragraph 2 of this article if, and to the extent that, in connection with the sickness, the Employee can validly claim damages from a third party as a result of loss of salary and if and to the extent that the payments by the Employer set forth in paragraph 2 of this article exceed the minimum obligation referred to in article 7:629 sub 1 of the Dutch Civil Code. In the event, the Employer shall satisfy payment solely by means of advanced payments on the compensation to be received from the third party and upon assignment by the Employee of the right to damages vis-à-vis the third party concerned up to the total amount of advanced payments made. The advanced payments shall be set-off by the Employer if the compensation is paid or, as the case may be, in proportion thereto.
Initials Employer: AM Initials Employee: PB
10.Pension
10.1.The Employee participates in the Employers company pension plan. The Pension fund
“Stichting CRH Pensioenfonds” is the pension plan administrator. The pension plan is recorded in the Pension funds pension plan rules and is part of the employment agreement.
The company pension plan may be downloaded from the Pension funds website
www.crhpensioenfonds.nl. On request the pension plan will be sent to the Employee by mail.
10.2.In accordance to article 12 of the Dutch “Pensioenwet” and subsequent to the rules in the pension plan, the Employer preserves the right to:
a.diminish or discontinue the Employer’s contribution to the pension plan in case of a drastic change in circumstances (for example: a drastic change in circumstances can be “suspension of payment” or “insolvency”).
b.unilaterally amend the pension plan.
10.3.At the Employer’s request, the pension plan can be legally altered by the board of the Pension fund, defined in paragraph 1, after the Pension Council’s consent to the alteration.
10.4.Pension accrual commences at the age mentioned in article 2 of the pension plan rules. As of this age the years of service are taken into account for determining the Employee’s pension rights.
11.Documents
11.1.The Employee shall neither have nor keep in the Employee’s possession, any documents and/or correspondence and/or data carriers and/or copies thereof in any manner whatsoever, which belong to the Employer (and/or the companies that are linked economically or organizationally to the Employer), and which have been made available to the Employee as a result of the Employee’s employment, except insofar as and for as long as necessary for the performance of the Employee’s work for the Employer. In any event, the Employee will be obliged to immediately return to the Employer, without necessitating the need of any request to be made, any and all such documents and/or correspondence and/or data carriers and/or copies thereof at termination of the agreement or on suspension of the Employee from active duty for whatever reason.
12.Additional Functions
12.1.During the term of employment, the Employee shall not fulfil any additional functions or carry out any additional activities, whether or not for a fee, without the prior written approval of the
Employer, such at the discretion of the Employer.
12.2.At the express written and substantiated request of the Employee, the Employer may grant general or specific approval to deviate from the stipulations of this present article. The
Employer may attach certain conditions to the approval.
13.Gifts
13.1.The Employee shall not, directly or indirectly, in connection with the performance of the
Employee’s duties accept or demand commission, contributions, gifts or reimbursement in any form whatsoever from third parties. This does not apply to customary promotional gifts of little value.
14.Other Applicable Rules
14.1.In addition to the provisions contained in the agreement, the conditions of employment as determined by the Employer from time to time and laid down in the CRH Code of Conduct shall apply to the Employee.
Initials Employer: AM Initials Employee: PB
15.Penalty Clause
15.1.Contrary to article 7:650 paragraphs 3 and 5 of the Dutch Civil Code, the Employee shall in case of any violation of stipulations 11, 12, 13 and 22 forfeit an immediately payable penalty to the benefit of the Employer of Euro 15.000,- in one payment, increased by an amount of Euro
6.000,- per day that the violation continues, without prejudice to the other rights of the
Employer by virtue of the law or this present contract, such as the right to fulfilment of a violated stipulation or to demand an injunction or, instead of this penalty, compensation, as well as to terminate this present employment agreement, if it still exists.
16.Interests of the Employee
16.1.The Employee will disclose promptly in writing to the Manager all his interests (for example all directorships and any shareholdings in companies other than CRH plc) that may be material to the Employment. The Employee will be permitted to carry out any such disclosed interests during the course of the Employment and to be paid and retain fees therefor, subject to the limitations set out in clauses 1.5.(a) and 16.2. Any additional business involvements that may arise or be offered to the Employee outside of the CRH Group will be disclosed to, and be subject to, the agreement of the Manager.
16.2.Subject to the permitted investments set out in clause 16.3, during the Employment the
Employee will not be directly or indirectly engaged or concerned in the conduct of any activity in any country in which the Company or any Group Company has significant presence, which is similar to or competes with any activity carried on by any Group Company (except as a representative of the Company or with the written consent of the Board).
16.3.The Employee may not hold or be interested in investments which amount to more than five per cent of the issued securities of any class of any one company which are listed or quoted on any recognised Stock Exchange.
16.4.The Employee will (and will endeavour to procure that his spouse and dependent children)
comply with all rules of law, and rules or policies applicable to CRH plc from time to time in relation to the holding or trading of securities in CRH plc.
17.Shareholding Requirements
17.1.The Employee, at any point during which he is a GLT member, shall be required within five (5)
years of the effective date of this Agreement and for the duration of the time during which the
Employee remains a GLT member, to own common stock in CRH plc which is valued at 100%
of the Employee's basic salary on the date of this agreement (the "Required Ownership
Percentage"). Furthermore, if the Employee's basic salary subsequently increases, the
Employee shall be required to own common stock in CRH plc equal to 100% of any such increased amount within five (5) years of the effective date of the increase.
17.2. The stock which shall be counted in measuring achievement of this requirement shall include the following:
a.shares owned outright or beneficially by the Employee (or his or her spouse and other immediate family members who are dependents);
b.shares which the Employee does not hold but which (i) have vested and are being beneficially held for the Employee under the Company's Performance Share Plan or an annual bonus plan, or (ii) have not vested and are held in the Employee's name under a Company annual bonus plan, or any other restricted share plan other than the Performance Share Plan in existence from time to time; provided, however, in
Initials Employer: AM Initials Employee: PB
either case these shares shall be counted on a net-of-taxes basis, which is determined in accordance with the Group's tax policies.
17.3.Annually, all shares held by the Employee or otherwise counted as being includable in meeting the Required Ownership Percentage shall, each December 31, be reported by the
Employee and valued by the Company for the purpose of assessing progress and achievement of the Required Ownership Percentage and the value shall be the higher of (i)
the prevailing share price on such December 31 or (ii) the prevailing share price on the date of purchase or vesting, as the case may be.
17.4.The Board Compensation Committee of CRH plc shall be responsible for the administration of the policy in this clause 17 and shall determine the appropriate means of enforcing its provisions which may include the withholding of shares by CRH plc or considering the
Employee in breach of his obligations under this agreement. Should the Employee breach this requirement of this agreement as a result of an unexpected and precipitous decrease in the
CRH share price, the Employee shall remedy the breach as soon as reasonably possible. The
Board Compensation Committee shall have the discretion to determine, in consultation with the Employee, a reasonable time period in which the Employee must remedy the said breach.
18.Confidentiality
18.1.Without prejudice to the common law duties which he owes to the Group, the Employee agrees that he will not, except in the proper performance of his duties, copy, use or disclose to any person any of the Group’s trade secrets, or confidential information. This restriction will continue to apply after the termination of the Employment without limit in time but will not apply to trade secrets or confidential information which become public other than through unauthorised disclosure by the Employee. The Employee will use his best endeavours to prevent the unauthorised copying use or disclosure of such information.
18.2.For the purposes of this Agreement, trade secrets and confidential information include but will not be limited to technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the
Group and other forms of information considered by the Group to be confidential and in the nature of trade secrets (including, without limitation, ideas, research and development, know-
how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) and any other information in whatever form (written, oral, visual and electronic) concerning the confidential affairs of the Group. In the course of the Employment the Employee is likely to obtain trade secrets and confidential information belonging or relating to other Group Companies and other persons. He will treat such information as if it falls within the terms of clause 18.1 and clause
18.1 will apply with any necessary amendments to such information. If requested to do so by the Group, the Employee will enter into an agreement with other Group Companies and any other persons in the same terms as clause 18.1 with any amendments necessary to give effect to this provision.
19.Intellectual Property Rights
19.1.For the purposes of this clause, “Intellectual Property” means patents, trade marks, service marks, registered designs (including applications for and rights to apply for any of them), inventions, unregistered design rights, logos, trade or business names, copyrights, database rights, confidential information, knowhow and any similar rights in any country.
Initials Employer: AM Initials Employee: PB
19.2.The Employee acknowledges that (i) it is part of his normal duties to develop the products and services of the Group; and (ii) because of the nature of his position he has a special obligation to further the interests of the Group. All Intellectual Property which the Employee develops or produces in the course of his employment duties, or outside such duties but relating to the business of the Group, will be owned by the Company to the fullest extent permitted by law.
The Employee agrees, at the Company’s expense, to sign all documents and carry out all such acts as will be necessary to vest such Intellectual Property in the Company, and to obtain protection and enforce the Company’s rights anywhere in the world. The Employee also hereby waives all moral rights in all Intellectual Property in the company, and to obtain protection and enforce the Company’s rights anywhere in the world. The Employee also hereby waives all moral rights in all Intellectual Property which is owned by the Company, or will be owned by the Company, further to this clause. The Employee will not copy, disclose or make use of any Intellectual Property belonging to the Company (whether or not subject to this clause) except to the extent necessary for the proper performance of his duties. Rights and obligations under this clause will continue after the termination of this Agreement in respect of all intellectual property arising during the Employment.
20.Termination and Suspension
20.1.Each of the Company and the Employee may terminate the Employment by giving to the other not less than:
a.in the case of the Employee, six months’ written notice; and
b.in the case of the Company, twelve months’ written notice.
20.2.Notwithstanding the other provisions of this Agreement and in particular clause 20.1 and unless otherwise agreed between the parties, the Employment will automatically terminate, without notice being required, on the date the Employee reaches the state pension age
(“AOW gerechtigde leeftijd”).
20.3.The Company may at its sole and absolute discretion pay a sum equal to the Employee’s full remuneration (other than in respect of bonus and other incentive arrangements, for which the discretion of the Compensation Committee will remain) in lieu of any unexpired period of notice (less any deductions the Company is required by law to make).
20.4.Notwithstanding the other provisions of the Agreement, the Company may terminate the
Employment by giving written notice to take immediate effect if the Employee:
a.commits any serious or persistent breach of his material obligations under this
Agreement; or
b.is guilty of any gross misconduct which is materially injurious or causes financial or reputational harm to any Group Company; or
c.is guilty of dishonesty or is convicted of an offence (other than a motoring offence which does not result in imprisonment) whether in connection with the Employment or otherwise; or
d.commits (or is reasonably believed by the Board to have committed) a material breach of any relevant legislation in force which may affect or relate to the business of any Group Company; or
e.becomes of unsound mind, is bankrupted or has a receiving order made against him or makes any general composition with his creditors or takes advantage of any statute affording relief for insolvent debtors; or
f.becomes disqualified from being a director of a company or if the Employee’s directorship of the Company terminates without the consent or concurrence of the
Company.
Initials Employer: AM Initials Employee: PB
20.5.Where the Company terminates the Employment by giving written notice to take immediate effect in accordance with clause 20.4, for the avoidance of doubt there is no obligation to give notice as set out in clause 20.1 or any other period of notice or to make any payment in lieu of notice.
20.6.When the Employment terminates, or as appropriate during the term of the contract, the
Company may deduct from any money due to the Employee (including remuneration) any amount which he owes to any Group Company.
20.7.The Company may suspend the Employee from the Employment on full remuneration (other than in respect of bonus and other incentive arrangements for which the discretion of the
Compensation Committee will remain) at any time and for any reason to investigate any matter in which the Employee appears to be involved (whether directly or indirectly) and to conduct any related disciplinary proceedings.
21.Garden Leave
21.1.At any time after notice to terminate the Employment is given by either party under clause 20 above, or if the Employee resigns without giving due notice and the Company does not accept his resignation, the Company may, at its absolute discretion, require the Employee to take a period of absence, called garden leave, for some or all of the remaining period of notice pursuant to clause 20, which for the avoidance of doubt could be for a maximum period of 12 months (pursuant to clause 20.1) (the “Garden Leave Period”). The provisions of this clause shall apply to any Garden Leave Period. During the Garden Leave Period, the Employee will be entitled to receive full remuneration (other than in respect of bonus and other incentive arrangements for which the discretion of the Compensation Committee will remain) in accordance with the terms of this Agreement, any unused holiday accrued at the commencement of the Garden Leave Period and any holiday accrued during any such period will be deemed to be taken by the Employee during the Garden Leave Period. At the end of the Garden Leave Period, the Company may, at its sole and absolute discretion, pay the
Employee full remuneration (as defined above) in lieu of the balance of any period of notice given by the Company or the Employee (less any deductions the Company is required by law to make).
21.2.The Company may require that the Employee will not, without prior written consent of the
Manager or as otherwise permitted pursuant to clause 16 above, be employed or otherwise engaged in the conduct of any activity, whether or not of a business nature, during the Garden
Leave Period and further, if so requested by the Company, the Employee will not:
(a)enter or attend the premises of the Company or any other Group
Company; or
(b)contact or have any communication with any customer or client of the
Company or any other Group Company in relation to the business of the
Company or any other Group Company (other than purely social contact);
or
(c)contact or have any communication with any employee, officer, director, agent or consultant of the Company or any other Group Company in relation to the business of the Company or any other Group Company
(other than purely social contact); or
(d)remain or become involved in any aspect of the business of the Company or any other Group Company except as required by such companies.
Initials Employer: AM Initials Employee: PB
21.3.During the Garden Leave Period, the Company may require the Employee:
a.to comply with the provisions of clause 22; and
b.to immediately resign from any directorship, trusteeships or other offices which he holds in the Company, any other Group Company or any other company where such directorship or other office is held as a consequence or requirement of the
Employment, unless he is required to perform duties to which any such directorship, trusteeship or other office relates in which case he may retain such directorships, trusteeship or other offices while those duties are ongoing. The Employee hereby irrevocably appoints the Company to be his attorney to execute any instrument and do anything in his name and on his behalf to effect his resignation if he fails to do so in accordance with this clause 21.3(b).
21.4.During the Garden Leave Period:
a.the Employee shall provide such assistance as the Company or any Group Company may require to effect an orderly handover of his responsibilities to any individual or individuals appointed by the Company or any Group Company to take over his role or responsibilities; and
b.the Employee shall make himself available to deal with requests for information, provide assistance, be available for meetings and to advise on matters relating to work (unless the Company has agreed that the Employee may be unavailable for a period); and
c.the Company may appoint another person to carry out his duties in substitution for the Employee.
21.5.All duties of the Employment (whether express or implied), including without limitation the
Employee’s duties of fidelity, good faith and exclusive service, shall continue throughout the
Garden Leave Period save as expressly varied by this clause 21. The Employee agrees that the exercise by the Company of its rights pursuant to this clause 21 shall not entitle the
Employee to claim that he has been constructively dismissed provided that the Company complies with its obligations under this Agreement.
22.Restrictions after Termination of Employment
22.1.In this clause:
“Prohibited Area” means the Netherlands and any country in which the Company or any
Group Company has a significant presence at the Relevant Date;
“Relevant Date” means the Termination Date or, if earlier, the date on which the Employee commences any Garden Leave Period; and
‘‘Restricted Period” means the period of
a.nine months for the purpose of clause 22.2 (a); and
b.twelve months for any other purpose;
in either case less any Garden Leave Period, commencing on the Relevant Date, save that in the event the Restricted Period less any Garden Leave Period would result in no period of time or a negative period of time, then for the purposes of this clause 22 there will be deemed to be no further Restricted Period.
22.2.The Employee is likely to obtain trade secrets and confidential information and personal knowledge of and influence over customers and employees of the Group during the course of the Employment. To protect these interests, the Employee agrees with the Company that he will be bound by the following covenants (save where otherwise agreed in writing between the
Manager and the Employee):
Initials Employer: AM Initials Employee: PB
a.during any Restricted Period and within the Prohibited Area, he will not be employed in, or carry on for his own account or for any other person, whether directly or indirectly (or be a director of any company engaged in) any business which, by virtue of its location or otherwise, is or is about to be in competition with any business of the
Company or any other Group Company being carried on by such company at the
Relevant Date provided he was concerned or involved with that business to a material extent at any time during the 12 months prior to the Relevant Date;
b.during any Restricted Period he will not (either on his own behalf or for or with any other person), whether directly or indirectly, canvass or solicit in competition with the
Company or any other Group Company the custom of any person who at any time during the six months prior to the Relevant Date was a customer or client of, or in the habit of dealing with, the Company or (as the case may be) any other Group
Company and in respect of whom the Employee had access to confidential information or with whose custom or business the Employee was personally concerned or employees reporting directly to him were personally concerned;
c.during any Restricted Period he will not (either on his own behalf or for or with any other person), whether directly or indirectly, deal with or otherwise accept in competition with the Company or any Group Company the custom of any person who was at any time during the six months prior to the Relevant Date a customer or client of, or in the habit of dealing with, the Company or (as the case may be) any Group
Company and in respect of whom the Employee had access to confidential information or with whose custom or business the Employee was personally concerned;
d.during any Restricted Period he will not (either on his own behalf or for or with any other person, whether directly or indirectly) entice or try to entice away from the
Company, or any other Group Company any person who was employed as a director or in a senior managerial position (which shall generally be considered to be an individual appointed at job level 20 and above) of such a company at the Relevant
Date and with whom he had worked closely during the six months prior to the
Relevant Date.
22.3.Each of the paragraphs contained in clause 22.2 constitutes an entirely separate and independent covenant. If any covenant is found to be invalid this will not affect the validity or enforceability of any of the other covenants.
22.4.Following the Termination Date, the Employee will not represent himself as being in any way connected with the businesses of the Company or of any other Group Company (except to the extent agreed by such a company) and neither shall the Employee disparage the Company or its directors, officers, employees or agents.
22.5.Any benefit given or deemed to be given by the Employee to any Group Company under the terms of clause 22 is received and held on trust by the Company for the relevant Group
Company. The Employee will enter into appropriate restrictive covenants directly with other
Group Companies if asked to do so by the Company.
23.Return of Company Property
23.1.Any time during the Employment (at the request of the Company) and in any event latest on the Termination Date, the Employee will immediately return to the Company:
a.all documents and other materials (whether originals or copies) made or compiled by or delivered to the Employee during the Employment and concerning all the Group
Initials Employer: AM Initials Employee: PB
Companies. The Employee will not retain any copies of any materials or other information; and
b.all other property belonging or relating to any of the Group Companies.
23.2.If the Employee commences Garden Leave in accordance with clause 21, he may be required to comply with the provisions of clause 23.1.
24.Directorships
24.1.Should the Employee be appointed as a director of any Group Company, the Employee’s office as a director of the Group Company will be subject to the Constitution of the relevant company (as amended from time to time). If the provisions of this Agreement conflict with the provisions of the Constitution, the Constitution will prevail.
24.2.The Employee shall resign from any office (including for the avoidance of doubt, any statutory office as director) held in any Group Company if he is asked to do so by the Company on the termination of the Employment.
24.3.If the Employee does not resign as an officer of a Group Company, having been requested to do so in accordance with clause 24.2, the Company will be appointed as his attorney to effect the resignation. By entering into this Agreement, the Employee irrevocably appoints the
Company as his attorney to act on his behalf to execute any document or do anything in his name necessary to effect his resignation in accordance with clause 24.2. If there is any doubt as to whether such a document (or other thing) has been carried out within the authority conferred by this clause 24.3, a certificate in writing (signed by any director or the secretary of the Company) will be sufficient to prove that the act or thing falls within that authority.
24.4.During the Employment, the Employee will not do anything which could cause him to be disqualified from continuing to act as a director of any Group Company.
25.Notices
25.1.Any notices given under this Agreement must be given by letter or email. Notice to the
Company must be addressed to its registered office at the time the notice is given. Notice to the Employee must be given to him personally or sent to his last known address.
25.2.Except for notices given by hand, notices given by post will be deemed to have been given on the next working day after the day of posting and notices given by email will be deemed to have been given in the ordinary course of transmission.
26.Data Protection
26.1.For the purposes of the data protection legislation in any applicable jurisdiction (including but not limited to the Netherlands), the Employee acknowledges and accepts that the Company may hold, process and disclose his personal data (including special categories of personal data within the meaning of any such legislation) provided by the Employee to the Company or any Group Company in the normal course of the employer/employee relationship and in the course of the Company’s legitimate business interests. This includes where this is required for all purposes relating to the performance of this agreement including, but not limited to circumstances where it is necessary for:
a.administering and maintaining personnel records;
b.paying and reviewing salary and other remuneration and benefits;
c.providing and administering benefits (including if relevant, pension, life assurance, permanent health insurance and medical insurance;
d.undertaking performance appraisals and reviews;
e.maintaining sickness and other absence records;
Initials Employer: AM Initials Employee: PB
f.taking decisions as to the Employee’s fitness for work, eligibility to receive certain benefits or participate in a Company process (in such circumstances, the Company reserves the right to require the Employee to be examined by a medical practitioner and to receive a report)
g.providing references and information to future employers, and if necessary, governmental and quasi-governmental bodies for social security and other purposes, and any other relevant authorities;
h.providing information to future purchasers of the Company or any Group company or of the business which the Employee works; and
i.(f)transferring information concerning the Employee to a country or territory outside the EEA.
26.2.The Employee acknowledges that during his Employment he will have access to and process, or authorise the processing of, personal data and special categories of personal data relating to employees, customers and other individuals held and controlled by the Company and any
Group Company. The Employee agrees to comply with the terms of any applicable data protection legislation in relation to such data and to abide by the Company’s data protection policy issued from time to time.
27.Miscellaneous
27.1.This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this
Agreement by executing any such counterpart.
27.2.This Agreement may only be modified by the written agreement of the parties.
27.3.The Employee cannot assign this Agreement to anyone else.
27.4.References in this Agreement to rules, regulations, policies, handbooks or other similar documents which supplement it or are referred to in it are references to the versions or forms of the relevant documents as amended or updated from time to time.
27.5.This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt within it. It contains the whole agreement between the parties relating to the Employment at the date the agreement was entered into (except for those terms implied by law which cannot be excluded by the agreement of the parties). The
Employee acknowledges that he has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it. The Employee agrees and acknowledges that his only rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement (unless such representation, warranty or undertaking was made fraudulently) will be for breach of the terms of this Agreement, to the exclusion of all other rights and remedies. By signing the Agreement, the Employee acknowledges that he does so with full understanding of its meaning and effect and with the benefit of independent legal advice.
27.6.Neither party’s rights or powers under this agreement will be affected if:
a.one party delays in enforcing any provision of this Agreement; or
b.one party grants time to the other party.
27.7.References to any statutory provisions include any modifications or re-enactments of those provisions.
27.8.Headings will be ignored in construing this Agreement.
27.9.If either party agrees to waive their rights under a provision of this Agreement, that waiver will only be effective if it is in writing and it is signed by them. A party’s agreement to waive any
Initials Employer: AM Initials Employee: PB
breach of any term or condition of this Agreement will not be regarded as a waiver of any subsequent breach of the same term or condition or a different term or condition.
27.10.The Employee will at all times comply with the Rules of any Exchange in which CRH plc is listed and any corporate governance rules and standards affecting CRH plc.
27.11.This Agreement is governed by and will be interpreted in accordance with the laws of the
Netherlands. Each of the parties submits to the jurisdiction of the courts of the Netherlands as regards any claim or matter arising under this agreement
28.Privacy
28.1.The latest version of the Privacy Policy is applicable. Attached to this employment agreement is an outline of the way the personal data of the Employee are processed and the rights and obligations of the Employer and the Employee. By acknowledging the appendix the Employee agrees thereto.
29.Personeelshandboek CRH Nederland B.V.
29.1.The latest version of the “Personeelshandboek CRH Nederland B.V.” is applicable.
30.Unilateral Amendment
30.1.The Employer reserves the right to unilaterally amend the conditions:
-in the employment agreement
-in the Personeelshandboek
-in the Code of Conduct
-in the Privacy Policy
-and in any other Regulation that governs the employment agreement as may come into force.
31.Applicable Law
31.1.The employment agreement is governed by the laws of the Netherlands. Only the Dutch court shall be authorised to take cognisance of any disputes between parties.
31.2.No Collective Labour Agreement (in Dutch: “CAO”) is applicable to the agreement.
Thus, agreed upon and executed in duplicate,
Signed on behalf of CRH Nederland B.V.
Amsterdam, on 20 February 2024
/s/ Albert Manifold/s/ Peter Buckley
Albert ManifoldThe Employee
Chief Executive

On signing this present contract, the employee has received a copy of:
•The CRH Code of Conduct
•Personeelshandboek CRH Nederland B.V.
•The Privacy policy
Initials Employer: AM Initials Employee: PB
ADDENDUM TO EMPLOYMENT AGREEMENT
The undersigned parties:
CRH Nederland B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the Dutch law, having its statutory seat (zetel)
in Rijswijk, the Netherlands, and its business address at De Klencke 10-12, 1083 HL
Amsterdam, the Netherlands and registered with the Chamber of Commerce under number
28068878 (“the Employer” or “the Company”)
and
Mr. P.J. Buckley, date of birth [*****], living at [*****], hereinafter “The Employee”
declare to have agreed as follows:
In deviation from clause 2.3 of the Agreement, the Employee can remain tax resident in the
United Kingdom until 31 December 2024, after which he must relocate to the Netherlands.
While the Employee resides in the UK he will continue to be eligible to receive a gross
Mobility Allowance of 10% of base salary per annum, plus the continuation of housing, for the period 1 January 2024 to 31 December 2024 at the latest.
The cash pension allowance that was previously in place will cease effective 31 December
2023.
Thus, agreed upon and executed in duplicate,
Signed on behalf of CRH Nederland B.V.
Amsterdam, on 20 February 2024
/s/ Albert Manifold/s/ Peter Buckley
Albert ManifoldThe Employee
Chief Executive